UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2012

ZIPREALTY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51002	94-3319956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300 Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

510-735-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On September 28, 2012, ZipRealty, Inc. (the “Company”) entered into a Settlement Agrement and General Release (the “Agreement”) with the Division of Labor Standards Enforcement, Department of Industrial Relations, State of California (the “DLSE”). The Agreement pertains to the Complaint filed by the DLSE against the Company on September 26, 2011, in the Superior Court of California, Alameda County (the “Court”), State Labor Commissioner, etc., v. ZipRealty, Inc. The Complaint concerned the Company’s compensation practices regarding real estate agents in California, who at the time at issue were classified as employees. Specifically, the Complaint alleged that the Company failed to pay these persons minimum wage and overtime, and failed to provide itemized wage statements, as required by California laws. In addition to wages and overtime, the Complaint sought liquidated damages, for a total claim in excess of $17 million.

Pursuant to the Agreement, the Company has agreed to pay $5 million within fifteen (15) days following the execution of the Agreement, with $0.2 million to be paid to the DSLE for attorneys fees and costs, and $4.8 million to be paid into a trust for disbursement to the Company’s former employees as back wages. The Company will also pay the employer’s shares of F.I.C.A. taxes and other employer tax responsibilities on back wages as they are distributed to former employees, as well as the administrative costs of the claims administrator for the trust. Disbursements to former employees are subject to their exection of a release of claims against the Company. The Agreement also includes a full release by the DSLE from any further liability on this issue. In addition, the DLSE has executed a Request for Dismissal of the Complaint, with prejudice, which the Company intends to file with the Court after making the $5 million payment. The terms of the Agreement are subject to the Court’s dismissal of the entire action, with prejudice, against all defendants.

For more information, please see the copy of the Agreement that is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Settlement Agreement and General Release dated September 28, 2012, with the Division of Labor Standards Enforcement, Department of Industrial Relations, State of California

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated: October 1, 2012	By:	/s/ Samantha E. Harnett
Samantha E. Harnett Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit	Description

10.1	Settlement Agreement and General Release dated September 28, 2012, with the Division of Labor Standards Enforcement, Department of Industrial Relations, State of California